Exhibit 31.3
CERTIFICATION
I, Hervé Hoppenot, certify that:
1.I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Incyte Corporation; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Hervé Hoppenot
Chief Executive Officer
February 16, 2024